Escalade Reports Third Quarter 2018 Results

- Revenue up 3% on net sales of $44.0 million

- Gross margin increase of 150 bps to 28%

- Operating income up 24%

- Diluted EPS up 14% to $0.25 per share

EVANSVILLE, Ind., Nov. 1, 2018 /PRNewswire/ -- Escalade, Incorporated (NASDAQ: ESCA) – "Revenue within the e-commerce channel increased 31.6% and offset declines tied to brick and mortar stores. Archery and Indoor Games categories had positive comps in the quarter, which helped to increase gross margins 150 bps to 28.0%. We continue to closely manage our SG&A, which helped operating income grow by $1.0 million," stated Dave Fetherman, President and Chief Executive Officer of Escalade, Inc. "Inventories are up to support our 2019 Archery product offering, which has been very well received in the market. Our strong balance sheet will continue to allow us to grow through acquisitions and internal development."

Net sales for the third quarter of 2018 were $44.0 million compared to net sales of $42.9 million for the same quarter in 2017.

Gross margin ratio for the third quarter of 2018 increased to 28.0%, compared to 26.5% for the same period in the prior year. Gross profit for the third quarter of 2018 was $12.3 million compared to gross profit of $11.4 million for the same quarter in 2017.

Selling, general and administrative expenses (SG&A) were flat for the quarter compared to the same period in the prior year at $6.9 million.

Operating income for the third quarter of 2018 was $5.1 million compared to operating income of $4.1 million for the same period in the prior year.

Other income was down for the third quarter of 2018 compared to the same period in the prior year due to equity in earnings of Stiga. During the second quarter of 2018, the Company sold its 50% ownership in Stiga, recognizing a $13.0 million gain.

Net income for the third quarter of 2018 was $3.6 million, or $0.25 diluted earnings per share compared to net income of $3.1 million, or $0.22 diluted earnings per share for the same quarter in 2017.

The Company announced a quarterly dividend of $0.125 per share to be paid to all shareholders of record on December 10, 2018 and disbursed on December 17, 2018.

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-4449.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment. Leaders in their respective categories, Escalade Sports' brands include Bear® Archery and Trophy Ridge® archery accessories; STIGA® and Ping-Pong® table tennis, Accudart® and Unicorn® darting, Onix® pickleball equipment; Triumph Sports™ indoor and outdoor games, Goalrilla™ and Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; the STEP® fitness products, Lifeline® personal fitness, Woodplay® premium playsets, Vuly™ Trampolines and Cue&Case® specialty billiard accessories. Escalade Sports' products are available at sporting goods dealers and independent retailers nationwide. For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, Escalade's ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus, Escalade's ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products, the continuation and development of key customer, supplier, licensing and other business relationships, the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits, the financial health of our customers, disruptions or delays in our supply chain, Escalade's ability to control costs, general economic conditions, fluctuation in operating results, changes in foreign currency exchange rates, changes in the securities market, Escalade's ability to obtain financing and to maintain compliance with the terms of such financing, the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology, risks related to data security of privacy breaches, and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries
Consolidated Condensed Statements of Operations
(Unaudited, In Thousands Except Per Share Data)

	Three Months Ended		Nine Months Ended
All Amounts in Thousands Except Per Share Data	October 6, 2018	October 7, 2017	October 6, 2018	October 7, 2017

Net sales	$43,955	$42,861	$124,788	$128,648

Costs and Expenses
Cost of products sold	31,646	31,502	91,994	95,927
Selling, administrative and general expenses	6,856	6,866	22,927	22,053
Amortization	319	365	1,067	1,212

Operating Income	5,134	4,128	8,800	9,456

Other Income (Expense)
Interest expense	(35)	(200)	(390)	(601)
Equity in earnings of affiliates	--	615	121	639
Gain on sale of equity method investment (includes ($3,729) of accumulated other comprehensive loss reclassification from foreign currency translation adjustment)	--	--	13,020	--
Gain on bargain purchase	--	--	--	256
Other income (expense)	7	(6)	(92)	(49)

Income Before Income Taxes	5,106	4,537	21,459	9,701

Provision for Income Taxes	1,531	1,419	4,597	3,099

Net Income	$ 3,575	$ 3,118	$ 16,862	$ 6,602

Earnings Per Share Data:
Basic earnings per share	$ 0.248	$ 0.217	$ 1.169	$ 0.460
Diluted earnings per share	$ 0.247	$ 0.217	$ 1.167	$ 0.459

Dividends declared	$ 0.125	$ 0.115	$ 0.375	$ 0.345

Consolidated Condensed Balance Sheets
(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	October 6, 2018	December 30, 2017	October 7, 2017
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$ 11,121	$ 1,572	$ 1,646
Receivables, less allowance of $516; $623; and $570; respectively	36,522	39,350	34,774
Inventories	45,660	35,160	42,392
Prepaid expenses	2,982	3,414	3,478
Prepaid income tax	--	764	520
Other current assets	12	--	--
TOTAL CURRENT ASSETS	96,297	80,260	82,810

Property, plant and equipment, net	13,367	14,286	14,215
Intangible assets, net	18,624	19,691	20,058
Goodwill	21,548	21,548	21,548
Investments	--	20,278	19,565
Other assets	--	42	51
TOTAL ASSETS	$149,836	$156,105	$158,247

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$ --	$ 1,250	$ 1,300
Trade accounts payable	9,465	4,295	9,935
Accrued liabilities	9,859	13,997	10,777
Income tax payable	1,120	--	--
TOTAL CURRENT LIABILITIES	20,444	19,542	22,012

Other Liabilities:
Long-term debt	--	21,871	24,738
Deferred income tax liability	2,469	2,469	5,375
Other liabilities	503	553	--
TOTAL LIABILITIES	23,416	44,435	52,125

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 14,439,724; 14,371,586; and 14,370,586; shares respectively	14,440	14,372	14,371
Retained earnings	111,980	99,908	93,967
Accumulated other comprehensive loss	--	(2,610)	(2,216)
TOTAL STOCKHOLDERS' EQUITY	126,420	111,670	106,122
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$149,836	$156,105	$158,247